Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$26,940,650
Unrealized Gain (Loss) on Market Value of Futures	62,608,200
Dividend Income	633,517
Interest Income	2,430,946
ETF Transaction Fees	15,000
Total Income (Loss)	$92,628,313

Expenses
General Partner Management Fees	$572,178
Professional Fees	124,656
Brokerage Commissions	226,977
Non-interested Directors' Fees and Expenses	15,367
Prepaid Insurance Expense	10,004
NYMEX License Fee	19,073
SEC & FINRA Registration Expense	45,031
Total Expenses	$1,013,286
Net Income (Loss)	$91,615,027

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$1,670,997,203
Additions (8,200,000 Shares)	96,048,072
Withdrawals (20,600,000 Shares)	(239,063,216)
Net Income (Loss)	91,615,027

Net Asset Value End of Month	$1,619,597,086
Net Asset Value Per Share (135,500,000 Shares)	$11.95

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596